Exhibit 10.1

$190,000,000

REGAL ENTERTAINMENT GROUP

6¼% Convertible Senior Notes Due 2011

PURCHASE AGREEMENT

March 5, 2008

CREDIT SUISSE SECURITIES (USA) LLC (“CREDIT SUISSE”)

Lehman Brothers Inc.

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York. 10010-3629

Dear Sirs:

1.     Introductory.  Regal Entertainment Group, a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”), for whom Credit Suisse is acting as representative (the “Representative”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $190,000,000 principal amount of its 6¼% Convertible Senior Notes due 2011 (the “Firm Securities”) and, at the election of the Purchaser an aggregate of up to an additional $20,000,000 principal amount (“Optional Securities”) of its 6¼% Convertible Senior Notes due 2011 (the Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the  “Offered Securities”) each to be issued under an indenture dated as of March 10, 2008 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the “Securities Act”).

The Company hereby agrees with the several Purchasers as follows:

2.     Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Purchasers that:

(a)           Offering Circulars; Certain Defined Terms.  The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 9:00 a.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Offering Circular” means the final offering circular relating to the Offered Securities that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated March 4, 2008, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto.  Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule C hereto.

“Underlying Shares” shall mean shares of Class A common stock, par value $0.001 per share, of the Company  into which the Offered Securities are convertible.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)           Disclosure.  As of the date of this Agreement, the Final Offering Circular does not, and as of each Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.  At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.  Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.  Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c)           Offered Securities.  The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the information in the General Disclosure Package and to the description such Offered Securities contained in the Final Offering Circular and the Indenture.

(d)           Good Standing of the Company.  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or materially and adversely affect the ability of the Company to issue the Offered Securities or perform its obligations hereunder, or otherwise affect the validity of the Offered Securities (“Material Adverse Effect”).

(e)           Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, except where failure to be so incorporated and in good standing would not have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other business organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and, in the case of each subsidiary that is a corporation, validly issued and is fully paid and nonassessable; and , except as disclosed in the General Disclosure Package, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(f)            Indenture.  The Indenture has been duly authorized by the Company and, when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, the Indenture will have been duly executed and delivered, and the

Indenture will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the description of such Indenture contained in the General Disclosure Package and the Final Offering Circular.

(g)           Underlying Shares.  When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into the Underlying Shares in accordance with the terms of the Indenture.  The Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion pursuant to the terms of the Indenture will be validly issued, fully paid and nonassessable, and will conform to the description of such Underlying Shares contained in the General Disclosure Package and the Final Offering Circular; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable; the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

(h)           No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the transactions related to the Offered Securities.

(i)            Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Offered Securities by the Company.

(j)            Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities and Underlying Shares and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company or any such subsidiary, except in the case of a breach, violation, or default described in clause (A) or (B) above that would not, individually or in the aggregate, be expected to have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(k)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(l)            Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and that, individually or in the aggregate, would have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them and that, individually or in the aggregate, would have a Material Adverse Effect.

(m)          Possession of Licenses and Permits.  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(n)           Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter or bylaws or other similar governing documents or (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of a default described in clause (B) above that, individually or in the aggregate, would not have a Material Adverse Effect.

(o)           Registration Rights.  Except for the Amended and Restated Stockholders’ Agreement dated May 14, 2002, there are no contracts, agreements or understandings between the Company and any person granting such person the right (i) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or (ii) to require the Company to include such securities with the Securities registered pursuant to any registration statement.

(p)           Absence of Labor Disputes.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(q)           Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)            Environmental Laws.  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(s)           Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(t)            Financial Statements.  The financial statements, together with the related schedules and notes, included in the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related schedules and notes have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis and the other financial and statistical information and data set forth in the General Disclosure Package are, in all material respects, accurately presented and, with respect to such financial information, prepared on a basis consistent with the financial statements of  the Company and the books and records of the Company.

(u)           No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v)           Reporting Status.  The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.

(w)          Investment Company Act.  The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”) ; and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act.

(x)            Class of Securities Not Listed.  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(y)           No Registration.  The offer and sale of the Offered Securities and the initial resales by the Purchasers, in each case, in the manner contemplated by this

Agreement and the General Disclosure Package will be exempt from the registration requirements of the Securities Act and no registration of the Offered Securities is required under the Securities Act for sale of the Offered Securities to the Purchasers as contemplated hereby or for the initial resales in the manner contemplated by this Agreement and the General Disclosure Package (assuming (i) the representations of the Purchasers contained in this Agreement are true, correct and complete and (ii) compliance by the Purchasers with its covenants set forth in the Agreement); and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(z)            Qualification of Indenture.  The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(aa)         Regulation T, U, X.  Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of it has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(bb)         Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(b)(ii) hereof.

(cc)         No General Solicitation.  No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, or any of its representatives (other than the Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  No securities of the same class as the Offered Securities have been offered, issued or sold by the Company within the six-month period immediately prior to the date hereof.

(dd)         Tax.  All material Tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete and correct in all material respect.  All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP.  There are no material Tax assessments proposed in writing against the Company or any of its subsidiaries.  To the Company’s knowledge, the accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(ee)         Internal Controls and Compliance with the Sarbanes-Oxley Act.  KPMG LLP are independent public auditors as required by the Securities Act and the Rules and Regulations thereof.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance, in all material respects, with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Company has adopted and applies corporate governance guidelines.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(ff)           Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company or any of its subsidiaries (A) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (B) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

(gg)         Material Changes.  Subsequent to the respective dates as of which information is given in the General Disclosure Package, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries (taken as a whole), except in each case as described in the General Disclosure Package.

(hh)         Use of Proceeds.  The proceeds of the issuance and sale of the Offered Securities are being incurred in good faith to pay the net cost of the convertible note hedge and warrant transactions and for general corporate purposes, including the repurchase of all or a portion of the Company’s 3¾% Senior Convertible Notes due 2008, or the repayment of the principal amount of those notes at maturity.

(ii)           Statistical and Market Related Data.  The industry, statistical and market-related data included or incorporated by reference in a Preliminary Offering Circular, a Final Offering Circular or any Issuer Free Writing Communication are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.

(jj)           Absence of Manipulation.  Neither the Company nor any of its affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities in violation of Section 9 of the Exchange Act or Regulation M promulgated under the Exchange Act.

(kk)         ERISA.  The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)           Accurate Disclosure.  The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain United States Federal Income Tax Considerations,” “Purchase of Convertible Note Hedge,” “Sale of Warrant,” “Description of Notes” and “Description of Capital Stock” and in the Company’s Annual Report on Form 10-K for the year ended December 27, 2007 under the caption “Item 3—Legal Proceedings”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

3.     Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each the Purchasers agrees severally and not jointly to purchase from the Company, at a purchase price of 97.5% the principal amount thereof, the respective principal amounts of Firm Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Firm Securities to or as instructed by Credit Suisse for the accounts of the several Purchasers in a form reasonably acceptable to Credit Suisse one or more permanent global Securities in registered form (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular.  Payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of  Hogan & Hartson L.L.P, One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202 at 9 A.M. (New York time), on March 10, 2008, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities.  The Firm Global Securities will be made available for checking at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Credit Suisse given to the Company from time to time not more than 13 days subsequent to the date of this Agreement the Purchasers may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Purchasers the principal amount specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions.)  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given.

The Company will deliver against payment of the purchase price the Optional Securities to or as instructed by Credit Suisse for the accounts of the several Purchasers in a form reasonably acceptable to Credit Suisse one or more permanent global Securities in registered form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.  Payment for such Optional Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Hogan & Hartson L.L.P., against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.  The Optional Securities being purchased in each Optional Closing Date or evidence of their issuance will be made available for checking at a reasonable time in advance of such Optional Closing Date.

4.     Representations by Purchasers; Resale by Purchasers.

(a)           Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)           Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(c)           Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A (“Rule 144A”) under the Securities Act of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(d)           Each Purchaser severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

5.     Certain Agreements of the Company.  The Company agrees with the several Purchasers that:

(a)           Amendments and Supplements to Offering Circulars.  The Company will advise Credit Suisse promptly of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without Credit Suisse’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify Credit Suisse of such event and promptly will prepare and furnish, at its own expense, an amendment or supplement which will correct such statement or omission.  Neither Credit Suisse’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)           Furnishing of Offering Circulars.  The Company will furnish to the Purchasers the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available, and will furnish to the Purchasers copies of the Final Offering Circular and all amendments and supplements to such document and in such quantities as the Purchasers request, and the Company will furnish to Credit Suisse on the date hereof the independent accountants’ consent with respect to the Preliminary Offering Circular and the Final Offering Circular manually signed by such independent accountants.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to Credit Suisse (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)           Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as Credit Suisse designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d)           Reporting Requirements.  During the period of three years hereafter, the Company will furnish to Credit Suisse, as soon as practicable, copies of all information furnished by the Company to the Trustee to the holders of the Notes pursuant to the Indenture of the Trust Indenture Act and copies of any reports or financial statements furnished to or filed with the Commission or any securities exchange on which the Notes or any class of securities of the Company is listed and, in the event the stock of the Company is traded on any securities exchange, a copy of all reports or communications furnished to its stockholders generally.

(e)           Transfer Restrictions.  During the period of one year after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to Credit Suisse, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

(f)            No Resales by Affiliates.  During the period of one year after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)           Investment Company.  During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)           Payment of Expenses.  The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the preparation and printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities, and (vii) for expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers.  The Company will reimburse the Purchasers for all travel expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(i)            Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(j)            Absence of Manipulation.  In connection with the offering, until Credit Suisse shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k)           Restriction on Sale of Securities.  For a period of 90 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, any shares of common stock of the Company or securities convertible into or exchangeable or exercisable for shares of common stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse, except (i) the Optional Securities, (ii) the issuance of shares of Class A common stock by the Company upon conversion of the Offered Securities, (iii) the exercise of employee stock options outstanding of the date hereof or the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof and (iv) the grant of additional employee stock options by the Company under plans existing and in effect on the date hereof or issuances of common stock of the Company pursuant to a “dividend or interest reinvestment plan” (as defined in Rule 405 under the Securities Act); provided, however, that the foregoing will not limit, prohibit or exclude the registration rights of the parties set forth in Section 1.2 (Piggy Back Registration Rights) of that certain Amended and Restated Stockholders Agreement, dated May 14, 2002, of the Company.  The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities.

(l)            PORTAL.  The Company will use its best efforts to effect the inclusion of the Offered Securities in PORTAL and to maintain the listing of the Offered Securities on PORTAL for so long as the Offered Securities are outstanding.

(m)          DTC.  The Company will obtain the approval of DTC for “book-entry” transfer of the Offered Securities and will comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Offered Securities by DTC for “book-entry” transfer.

(n)           Usury Laws.  The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of any Offered Securities.

(o)           Further Acts.  The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

6.     Free Writing Communications

(a)           Issuer Free Writing Communications.  The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)           Term Sheets.  The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular or the Final Offering Circular or the General Disclosure Package.

7.     Conditions of the Obligation of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letter.  The Purchasers shall have received a letters, dated, respectively, the date hereof and each Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).

(b)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business , properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Purchasers, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c)           Opinion of Counsel for Company.  The Purchasers shall have received an opinion, dated such Closing Date, of Hogan & Hartson L.L.P., counsel for the Company, substantially in the form of Exhibits A-1 and A-2 hereto.

(d)           Opinion of In-House Counsel for Company.  The Purchasers shall have received an opinion, dated such Closing Date, of Peter Brandow, General Counsel to the Company, substantially in the form of Exhibit B hereto.

(e)           Opinion of Local Counsel.  The Purchasers shall have received an opinion, dated such Closing Date, of Bass, Berry & Sims, PLC, special Tennessee counsel for Regal Cinemas Inc., substantially in the form of Exhibit C hereto.

(f)            Opinion of Counsel for Purchasers.  The Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, with respect to such matters as Credit Suisse may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           Officers’ Certificate.  The Purchasers shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or contemplated by the General Disclosure Package and that the industry, statistical and market-related data included in the General Disclosure Package and the Final Offering Circular has been reviewed by such persons and, subject to the risks and limitations described in the General Disclosure Package and the Final Offering Circular, to the best knowledge of such persons, is based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

8.     Indemnification and Contribution.  (a)  Indemnification of Purchasers.  The Company will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)           Indemnification of Company.  Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser:  paragraphs three, and nine under the caption “Plan of Distribution”; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)           Actions Against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.     Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date.  If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of  Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional  Securities purchased prior to such termination).  As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section.  Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.   Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.   Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 9110 East Nichols Avenue, Centennial, Colorado, 80112, Attention: General Counsel, with a copy to Christopher Walsh, Esq. at Hogan & Hartson L.L.P., One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12.   Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

13.   Representation of Purchasers.  You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by Credit Suisse will be binding upon all Purchasers.

14.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.   Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           No Other Relationship.  The Purchasers have been retained solely to act as initial purchaser(s) in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Purchasers have been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Purchasers have advised or is advising the Company on other matters;

(b)           Arm’s Length Negotiations.  The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchasers have no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           The Company waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.   Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

REGAL ENTERTAINMENT GROUP

/s/ Amy E. Miles

		Name:	Amy E. Miles
		Title:	Executive Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

/s/ Jeff Lipkin

Name:	Jeff Lipkin
Title:	Managing Director

Acting on behalf of itself and as the Representative of the several Purchasers

SCHEDULE A

Purchasers	Principal Amount of Firm Securities
Credit Suisse Securities (USA) LLC	$142,500,000
Lehman Brothers Inc.	47,500,000
Total	$190,000,000

SCHEDULE B

1.             Issuer Free Writing Communications (included in the General Disclosure Package)

1.  Final term sheet, dated March 5, 2008, a copy of which is attached hereto as Exhibit D.

2.             Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

SCHEDULE C

Supplemental Marketing Material

Management Investor Presentation dated March 4, 2008

SCHEDULE D

FORM OF KPMG COMFORT LETTER

1.                                       We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commissions (SEC) and the PCAOB.

2.                                       In our opinion, the consolidated financial statements audited by us and incorporated by reference into the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3.                                       We have not audited any financial statements of the Company as of any date or for any period subsequent to December 27, 2007; although we have conducted an audit for the year ended December 27, 2007, the purpose (and, therefore, the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 27, 2007 and for the year then ended, and the effectiveness of internal control over financial reporting as of December 27, 2007, but not on the financial statements or internal control over financial reporting for any interim period within the year. Therefore, we are unable to and do not express any opinion on the financial position, results of operations, or cash flows as of any date or any period subsequent to December 27, 2007.

4.                                       For purposes of this letter we have read the 2007 and 2008 approved minutes from the meetings of the board of directors and committees of the board of directors of the Company as set forth in the minutes book at March     , 2008, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for minutes from the            meetings of the board of directors and committees of the board of directors, which are not in draft form or approved; therefore we discussed the aforementioned meetings with the secretary of the board of directors.

5.                                       Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to December 27, 2007, are available; accordingly, the procedures carried out by us ith respect to changes in financial statement items after December 27, 2007, have, of necessity, been limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) at March     , 2008, there were any increases in longterm debt as compared with amounts shown on the December 27, 2007 consolidated balance sheet included in the Company’s annual report on Form 10-K for the fiscal year ended December 27, 2007, incorporated by reference in the Offering Circular; or (ii) for the period from December 28, 2007 to March     , 2008, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases that the Offering Circular discloses have occurred or may occur.

Exhibit A-1

FORM OF HOGAN & HARTSON L.L.P. OPINION

March [10], 2008

Credit Suisse Securities (USA) LLC

Lehman Brothers Inc.

     c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue

New York, New York 10010-3629

Re:          Regal Entertainment Group

Ladies and Gentlemen:

This firm has acted as counsel to Regal Entertainment Group, a Delaware corporation (the “Company”), in connection with the sale of $[                  ] in aggregate principal amount of the Company’s 6.25% Convertible Senior Notes due 2011 (the “Offered Securities”) pursuant to the terms of the Purchase Agreement dated, March 5, 2008 (the “Agreement”), among the Company and you (the “Initial Purchasers”).  This opinion letter is furnished to you pursuant to the requirements set forth in Section 7(c) of the Agreement in connection with the closing thereunder on the date hereof.  Capitalized terms used herein that are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.

For purposes of the opinions expressed in this letter, which are set forth in paragraphs (a) through (t) below (the “Opinions”), and the other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”).  We believe the Documents provide an appropriate basis on which to render the opinions hereinafter expressed.  The Agreement and the Indenture are hereafter referred to collectively as the “Transaction Documents.”

In our examination of the Transaction Documents and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies).  As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents.  The Opinions are given in the context of the foregoing.

As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Company in connection with the Transaction Documents and the transactions involving the Company and its subsidiaries described in the General Disclosure Package and the Offering Circular.

For purposes of this opinion letter, we have assumed that (i) each party to the Transaction Documents (other than the Company) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Transaction Documents and each of such other parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the Company, (ii) each of such other parties has duly authorized, executed and delivered the Transaction Documents to which it is a party, (iii) each of such other parties is validly existing and in good standing in all necessary jurisdictions, (iv) each of the Transaction Documents constitutes a valid and legally binding obligation, enforceable against each of such other parties in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Transaction Documents and the conduct of all parties to the each of the Transaction Documents has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the Transaction Documents.  We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

For purposes of the opinions set forth in paragraph (r) below, we have made the further assumption that all orders, judgments, decrees, agreements and contracts would be enforced as written.

The Opinions are based as to matters of law solely on applicable provisions of the following, as currently in effect:  (i) the Delaware General Corporation Law, as amended (the “DGCL”); (ii) the Maryland General Corporation Law, as amended; (iii) the Virginia Stock Corporation Act, as amended; (iv) as to the opinions expressed in paragraphs (m) and (n), the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”); (v) as to the opinion expressed in paragraph (m), the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, but not the antifraud provisions thereof (the “Securities Act”); (vi) as to the opinion expressed in paragraph (t), the Investment Company Act of 1940, as amended (the “Investment Company Act”); (vii) as to the opinions expressed in paragraphs (q), (r) and (s), subject to the exclusions and limitations set forth in this opinion letter, federal statutes and regulations (“Applicable Federal Law”); and (ix) as to the opinions expressed in paragraphs (e), (f), (p), (r) and (s), subject to the exclusions and limitations set forth in this opinion letter, internal New York law (“Applicable New York Law”).

Based upon, subject to and limited by the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

(a)           The Company has been duly incorporated and is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 8 of Schedule 1 hereto under the laws of the State of Delaware.

(b)           The Company has the corporate power and corporate authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby. The Company has the corporate power and corporate authority to transact its business as described in the General Disclosure Package and the Offering Circular.

(c)           The Company is authorized to transact business as a foreign corporation in the States of Colorado and Tennessee as of the respective dates of the certificates specified in paragraph 9 of Schedule 1 hereto.

(d)           The authorized, issued and outstanding Class A common stock and Class B common stock of the Company, as of March 3, 2008, was as set forth under the caption “Description of Capital Stock” in the General Disclosure Package and the Offering Circular. All shares of Class A common stock and Class B common stock of the Company, shown as issued and outstanding under the caption “Description of Capital Stock” in the General Disclosure Package and the Offering Circular are duly authorized and are validly issued, fully paid and non-assessable.  The Offered Securities are convertible into shares of Class A common stock of the Company in accordance with the terms of the Indenture and the shares of Class A common stock of the Company to be issued upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable.  No holder of outstanding shares of capital stock of the Company has any statutory preemptive right under the DGCL, preemptive right under the Charter or Bylaws, or, to our knowledge, any contractual right to subscribe for any of the Offered Securities or shares of Class A common stock of the Company issuable upon conversion of the Offered Securities.  Except for the Regal Entertainment Group Amended and Restated Stockholders’ Agreement dated May 14, 2002 and as identified in the General Disclosure Package and the Offering Circular, to our knowledge there are no contractual rights requiring the Company to file a registration statement with respect to any securities of the Company or requiring the Company to include any securities in an offering pursuant to such a registration statement.

(e)           The Transaction Documents have been duly authorized, executed and delivered on behalf of the Company. The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(f)            The Offered Securities have been duly authorized, executed and delivered on behalf of the Company.  The Offered Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor in accordance with the Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Indenture, to the extent applicable.

(g)           Each of the Delaware Subsidiaries is validly existing as a corporation and in good standing as of the date of the certificates specified in paragraph 21 of Schedule 1 hereto under the laws of the State of Delaware.  Each Delaware Subsidiary is authorized to transact business as a foreign corporation in each of the States identified in Schedule 2 hereto as of the respective dates specified in the certificates referred to on Schedule 2 hereto.  Each of the Delaware Subsidiaries has the corporate power and corporate authority to transact its business as described in the General Disclosure Package and the Offering Circular.

(h)           Each of the Maryland Subsidiaries is validly existing as a corporation and in good standing as of the date of the certificates specified in paragraph 28 of Schedule 1 hereto under the laws of the State of Maryland.  Each Maryland Subsidiary is authorized to transact business as a foreign corporation in each of the States identified in Schedule 2 hereto as of the respective dates specified in the certificates referred to on Schedule 2 hereto.  Each of the Maryland Subsidiaries has the corporate power and corporate authority to transact its business as described in the General Disclosure Package and the Offering Circular.

(i)            RCMC is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 31 of Schedule 1 hereto under the laws of the Commonwealth of Virginia.  RCMC is authorized to transact business as a foreign corporation in each of the States identified in Schedule 2 hereto as of the respective dates specified in the certificates referred to on Schedule 2 hereto.  RCMC has the corporate power and corporate authority to transact business as described in the General Disclosure Package and the Offering Circular.

(j)            Based solely on our review of the documents specified in paragraphs 41 through 69 of Schedule 1 hereto, all of the issued and outstanding capital stock of RCI, the Delaware Subsidiaries and RCMC is held, directly or indirectly by the Company or its subsidiaries.

(k)           Based solely on our review of the documents specified in paragraphs 43 through 47, 49 and 50 of Schedule 1 hereto, all of the issued and outstanding capital stock of UATCI is held, directly or indirectly, by UATC.

(l)            Based solely on our review of the documents specified in paragraphs 42 through 53 and 59 through 66 of Schedule 1 hereto, all of the issued and outstanding capital stock of the Delaware Subsidiaries (other than Hoyts) and UATCI has been duly authorized and is validly issued, fully paid and non-assessable.

(m)          Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 2 of the Agreement and of the Initial Purchasers set forth in Section 4 of the Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Section 5 of the Agreement, (iii) the

Initial Purchasers’ compliance with the offering and transfer procedures described in the Offering Circular under the captions entitled “Plan of Distribution” and “Transfer Restrictions,” (iv) the accuracy of the representations and warranties made in accordance with the Offering Circular by the Initial Purchasers and (v) that each of the holders who purchase the Offered Securities from the Initial Purchasers is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, it is not necessary in connection with the offer, sale and delivery of the Offered Securities in the manner contemplated by the Agreement to register the Offered Securities or the initial resale of the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any resale of Offered Securities subsequent to the initial resale thereof by the Initial Purchasers.

(n)           The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Securities and Exchange Commission applicable to an indenture that is qualified thereunder.

(o)           The Offered Securities and the Indenture conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Offering Circular.

(p)           The information in the General Disclosure Package and the Offering Circular under the captions “Description of Capital Stock” and “Description of the Notes,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects.  The Company’s common stock conforms in all material respects to the description thereof set forth in the Offering Circular under the caption “Description of Capital Stock.”

(q)           The information in the General Disclosure Package and the Offering Circular under the caption “Certain United States Federal Income Tax Considerations” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects.

(r)            The execution, delivery and performance on the date hereof by the Company of the Transaction Documents and the issuance and sale of the Offered Securities do not (i) violate the DGCL or (ii) the Charter or Bylaws of the Company.  The execution, delivery and performance on the date hereof by the Company of the Transaction Documents do not (x) violate (A) any provision of Applicable Federal Law or (B) any provision of Applicable New York Law, (y) to our knowledge, violate any court or administrative order, judgment, or decree listed on Schedule 3 hereto that names the Company or any of its Subsidiaries and is specifically directed to it or any of its property, or (z) breach or constitute a default under any agreement or contract to which the Company or any of its subsidiaries is a party listed on Schedule 3 hereto (except that we express no opinion as to financial covenants in such agreements and contracts).

(s)           No approval or consent of, or registration or filing with any federal governmental agency, with the Secretary of State of the State of Delaware or the Secretary of State of the State of New York is required to be obtained or made by the Company under the DGCL, Applicable Federal Law or Applicable New York Law in connection with the execution, delivery and performance on the date hereof by the Company of the Transaction Documents.

(t)            The Company is not and, after giving effect to the offering and sale of the Offerred Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Offering Circular will not be, an “investment company,” as such term is defined in the Investment Company Act.

Based solely upon the officers’ certificates identified in paragraph 36 and 38 on Schedule 1 attached hereto and a review of this firm’s litigation docket, we hereby confirm to you that, to our knowledge, there are no actions, suits or proceedings pending or overtly threatened in writing against the Company or any of the Subsidiaries, or in which the Company or any of the Subsidiaries is a party, before any court or governmental department, commission, board, bureau, agency or instrumentality that question the validity of the Transaction Documents or any action taken or to be taken pursuant thereto, or that seek to enjoin or otherwise prevent the consummation of the transactions contemplated by the Agreement or to recover in damages or obtain other relief as a result thereof.

The opinions expressed in paragraphs (e) and (f) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court that will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions elsewhere set forth in this opinion letter, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of:  (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We express no opinion herein as to any other laws and regulations not specifically identified above (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the Opinions).  The opinions set forth in paragraphs (r) and (s) are based upon a review of only those laws and regulations that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Transaction Documents.  We express no opinion herein as to federal or state securities (except to the extent stated in paragraphs (m), (n) and (s)), antitrust, unfair competition, banking, or tax laws or regulations (except to the extent stated in paragraph (q)) or laws or regulations of any political subdivision below the state level.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.  This opinion letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours,

HOGAN & HARTSON L.L.P

SCHEDULE 1

1.          Executed copy of the Agreement.

2.          The Preliminary Offering Circular, dated March [4], 2008 and the Pricing Term Sheet, dated March 5, 2008 (the “General Disclosure Package”).

3.          The Offering Circular, dated March [5], 2008 (the “Offering Circular”).

4.          A copy of the executed note representing the Offered Securities.

5.          Executed copy of the Indenture dated as of March [    ], 2008 among the Company, and U.S. Bank National Association, as trustee (the “Indenture”).

6.          The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on March [    ], 2008 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Charter”).

7.          The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Bylaws”).

8.          A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated March [    ], 2008.

9.          Foreign qualification certificates of the Company issued by the Secretary of State of the State of Colorado on March [    ], 2008 and the Secretary of State of the State of Tennessee on March [    ], 2008.

10.        Certain resolutions of the Board of Directors of the Company adopted at a telephonic meeting held on March 3, 2008, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Agreement, the Offered Securities, the Indenture and arrangements in connection therewith.

11.        The Certificate of Incorporation of Regal Entertainment Holdings, Inc., a Delaware corporation (“REH”), with amendments thereto, as certified by the Secretary of State of the State of Delaware on March [    ], 2008 and as certified by the Secretary of REH on the date hereof as being complete, accurate and in effect.

12.        The Bylaws of REH, as certified by the Secretary of REH on the date hereof as being complete, accurate and in effect.

13.        The Certificate of Incorporation of Regal Cinemas Corporation, a Delaware corporation (“RCC”), with amendments thereto, as certified by the Secretary of State of the State of Delaware on March [    ], 2008 and as certified by the Secretary of RCC on the date hereof as being complete, accurate and in effect.

14.        The Bylaws of RCC, as certified by the Secretary of RCC on the date hereof as being complete, accurate and in effect.

15.        The Certificate of Incorporation of United Artists Theatre Company, a Delaware corporation (“UATC”), with amendments thereto, as certified by the Secretary of

State of the State of Delaware on March [    ], 2008 and as certified by the Secretary of UATC on the date hereof as being complete, accurate and in effect.

16.        The Bylaws of UATC, as certified by the Secretary of UATC on the date hereof as being complete, accurate and in effect.

17.        The Certificate of Incorporation of Edwards Theatres, Inc., a Delaware corporation (“Edwards”), with amendments thereto, as certified by the Secretary of State of the State of Delaware on March [    ], 2008 and as certified by the Secretary of Edwards on the date hereof as being complete, accurate and in effect.

18.        The Bylaws of Edwards, as certified by the Secretary of Edwards on the date hereof as being complete, accurate and in effect.

19.        The Certificate of Incorporation of Hoyts Cinemas Corporation, a Delaware corporation (“Hoyts,” and, together with REH, RCC, UATC, and Edwards, the “Delaware Subsidiaries”), with amendments thereto, as certified by the Secretary of State of the State of Delaware on March [    ], 2008 and as certified by the Secretary of Hoyts on the date hereof as being complete, accurate and in effect.

20.        The Bylaws of Hoyts, as certified by the Secretary of Hoyts on the date hereof as being complete, accurate and in effect.

21.        A certificate of good standing of each of the Delaware Subsidiaries issued by the Secretary of State of the State of Delaware dated March [    ], 2008.

22.        With respect to certain of the Delaware Subsidiaries, foreign qualification certificates issued by the Secretaries of State of the States identified in Schedule 2 hereto and dated as of the dates identified on Schedule 2 hereto.

23.        The Articles of Incorporation of United Artists Theatre Circuit, Inc., a Maryland corporation (“UATCI”), with amendments thereto, as certified by the Maryland State Department of Assessments and Taxation on March [    ], 2008 and as certified by the Secretary of UATCI on the date hereof as being complete, accurate and in effect.

24.        The Bylaws of UATCI, as certified by the Secretary of UATCI on the date hereof as being complete, accurate and in effect.

25.        Foreign qualification certificates of UATCI issued by the Secretaries of State of the States identified in Schedule 2 hereto and dated as of the dates identified on Schedule 2 hereto.

26.        The Articles of Incorporation of Frederick Plaza Cinema, Inc., a Maryland corporation (“Frederick,” and, together with UATCI, the “Maryland Subsidiaries”), with amendments thereto, as certified by the Maryland State Department of Assessments and Taxation on March [    ], 2008 and as certified by the Secretary of Frederick on the date hereof as being complete, accurate and in effect.

27.        The Bylaws of Frederick, as certified by the Secretary of Frederick on the date hereof as being complete, accurate and in effect.

28.        A certificate of good standing of each of the Maryland Subsidiaries issued by the Maryland State Department of Assessments and Taxation dated March [    ], 2008.

29.        The Articles of Incorporation of Regal CineMedia Corporation, a Virginia corporation (“RCMC”), with amendments thereto, as certified by the Secretary of the Commonwealth of the Commonwealth of Virginia on March [    ], 2008 and as certified by the Secretary of RCMC on the date hereof as being complete, accurate and in effect.

30.        The Bylaws of RCMC, as certified by the Secretary of RCMC on the date hereof as being complete, accurate and in effect.

31.        A certificate of good standing of RCMC issued by the Secretary of the Commonwealth of the Commonwealth of Virginia dated March [    ], 2008.

32.        Foreign qualification certificates of RCMC issued by the Secretaries of State of the States identified in Schedule 2 hereto and dated as of the dates identified on Schedule 2 hereto.

33.        The Articles of Incorporation of Regal Cinemas, Inc., a Tennessee corporation (“RCI,” and together with the Delaware Subsidiaries, the Maryland Subsidiaries, and RCMC, the “Subsidiaries”), with amendments thereto, as certified by the Secretary of State of the State of Tennessee on March [    ], 2008 and as certified by the Secretary of RCI on the date hereof as being complete, accurate and in effect.

34.        The Bylaws of RCI, as certified by the Secretary of RCI on the date hereof as being complete, accurate and in effect.

35.        A certificate of existence of RCI issued by the Secretary of State of the State of Tennessee dated March [    ], 2008.

36.        A certificate of certain officers of the Company, dated March [11], 2008, as to certain facts relating to the Company.

37.        A certificate of the Secretary of the Company, dated March [11], 2008, as to the incumbency and signatures of certain officers of the Company.

38.        A certificate of certain officers of each of the Subsidiaries, dated March [11], 2008, as to certain facts relating to each such entity.

39.        A certificate of the Secretary of each of the Subsidiaries, dated March [11], 2008, as to the incumbency and signatures of certain officers of each such entity.

40.        Hogan & Hartson L.L.P. litigation docket.

41.        Exchange Agreement dated March 8, 2002, by and among the Company and certain stockholders of RCC, UATC, Edwards and RCMC.

42.        The stock records and minutes of proceedings of the board of directors of REH as certified by the Secretary of REH on the date hereof as being complete, accurate and in effect.

43.        A copy of the Second Amended Joint Plan of Reorganization of UATC, United Artists Realty Company, United Artists Properties I Corp., United Artists Properties II, Corp., and UATCI and its filing subsidiaries under Chapter 11 of the United States Bankruptcy Code, filed on December 8, 2000 with the United States Bankruptcy Court for the District of Delaware in connection with In re United Artists Theatre Company, et al. (Chapter 11 Case No. 00-3514 (SLR)).

44.        A copy of the Second Amended Disclosure Statement for Second Amended Joint Plan of Reorganization of UATC, United Artists Realty Company, United Artists Properties I Corp., United Artists Properties II, Corp., and UATCI and its filing subsidiaries under Chapter 11 of the United States Bankruptcy Code, filed on December 8, 2000 with the United States Bankruptcy Court for the District of Delaware in connection with In re United Artists Theatre Company, et al. (Chapter 11 Case No. 00-3514 (SLR)).

45.        A copy of the Order Confirming Second Amended Plan of Reorganization of UATC, United Artists Realty Company, United Artists Properties I Corp., United Artists Properties II, Corp., and UATCI and its filing subsidiaries under Chapter 11 of the United States Bankruptcy Code, filed on January 22, 2001 with the United States Bankruptcy Court for the District of Delaware in connection with In re United Artists Theatre Company, et al. (Chapter 11 Case No. 00-3514 (SLR)).

46.        A copy of the Notice of Effectiveness of Second Amended Plan of Reorganization of UATC, United Artists Realty Company, United Artists Properties I Corp., United Artists Properties II, Corp., and UATCI and its filing subsidiaries under Chapter 11 of the United States Bankruptcy Code, filed on March 2, 2001 with the United States Bankruptcy Court for the District of Delaware in connection with In re United Artists Theatre Company, et al. (Chapter 11 Case No. 00-3514 (SLR)).

47.        Certain resolutions of the board of directors of UATC adopted by unanimous written consent on March 1, 2001, relating, among other things, to authorization and approval of the United Artists Plan and the United Artists Disclosure Statement and arrangements in connection therewith, as certified by the Secretary of UATC as being complete, accurate and in effect.

48.        The stock ledger of UATC, as certified by the Secretary of UATC as being complete, accurate and in effect.

49.        Certain resolutions of the board of directors of UATCI adopted by unanimous written consent on March 1, 2001, relating, among other things, to authorization and approval of the United Artists Plan and the United Artists Disclosure Statement and arrangements in connection therewith, as certified by the Secretary of UATCI as being complete, accurate and in effect.

50.        A copy of stock certificate number 4 issued by UATCI to UATC representing 100 shares of common stock of UATCI, as certified by the Secretary of UATCI as being complete, accurate and in effect.

51.        Executed copy of the Exchange Agreement dated as of January 29, 2002, by and among RCC and the Exchanging Stockholders party thereto.

52.        Certain resolutions of the board of directors of RCC adopted by unanimous written consent on January 17, 2002, relating, among other things, to authorization and approval of the RCC Exchange Agreement and arrangements in connection therewith and to authorization and approval of the issuance of shares of common stock of RCC as certified by the Secretary of RCC as being complete, accurate and in effect.

53.        The stock records of RCC as certified by the Secretary of RCC as being complete, accurate and in effect.

54.        A copy of Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, filed on December 5, 2001 with the United States Bankruptcy Court Middle District of Tennessee (Nashville Division) in connection with In re Regal Cinemas, Inc., et al., Chapter 11 Case No. 301-11305).

55.        A copy of the Disclosure Statement for Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, filed on December 5, 2001 with the United States Bankruptcy Court Middle District of Tennessee (Nashville Division) in connection with In re Regal Cinemas, Inc., et al., Chapter 11 Case No. 301-11305).

56.        A copy of the Order (i) Confirming Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and (ii) Substantively Consolidating Debtors for Plan Purposes, filed on December 7, 2001 with the United States Bankruptcy Court Middle District of Tennessee (Nashville Division) in connection with In re Regal Cinemas, Inc., et al., Chapter 11 Case No. 301-11305).

57.        A copy of the Notice of Occurrence of Effective Date of Chapter 11 Plan of Reorganization, filed January 30, 2002 with the United States Bankruptcy Court Middle District of Tennessee (Nashville Division) in connection with In re Regal Cinemas, Inc., et al., Chapter 11 Case No. 301-11305).

58.        The stock records of RCI as certified by the Secretary of RCI as being complete, accurate and in effect.

59.        A copy of Debtors’ Second Amended Joint Plan of Reorganization (July 23, 2001), filed with the United States Bankruptcy Court Central District of California Santa Ana Division in connection with In re Edwards Theatres Circuit, Inc., Edwards Megaplex Holdings, LLC, Edwards Theatres Management, LLC, Edwards Entertainment 2000, Inc., Metro Edwards Corp., Norwalk Theatre Corp., Federal Amusement Corp., Debtors (Case No. SA 00-16475-LR, Chapter Eleven).

60.        A copy of the Disclosure Statement to Accompany Debtors’ Second Amended Plan of Reorganization (July 23, 2001), filed with the United States Bankruptcy Court Central District of California Santa Ana Division in connection with In re Edwards Theatres Circuit, Inc., Edwards Megaplex Holdings, LLC, Edwards Theatres Management, LLC, Edwards Entertainment 2000, Inc., Metro Edwards Corp., Norwalk Theatre Corp., Federal Amusement Corp., Debtors (Case No. SA 00-16475-LR, Chapter Eleven).

61.        A copy of the Order Confirming Debtors’ Second Amended Plan of Reorganization (July 23, 2001), filed on September 24, 2001 with the United States Bankruptcy Court Central District of California Santa Ana Division in connection with In re Edwards Theatres Circuit, Inc., Edwards Megaplex Holdings, LLC, Edwards Theatres Management, LLC, Edwards Entertainment

2000, Inc., Metro Edwards Corp., Norwalk Theatre Corp., Federal Amusement Corp., Debtors (Case No. SA 00-16475-LR, Chapter Eleven).

62.        A copy of the Notice of Occurrence of Effective Date of Debtors’ Second Amended Plan of Reorganization (July 23, 2001), filed on October 2, 2001 with the United States Bankruptcy Court Central District of California Santa Ana Division in connection with In re Edwards Theatres Circuit, Inc., Edwards Megaplex Holdings, LLC, Edwards Theatres Management, LLC, Edwards Entertainment 2000, Inc., Metro Edwards Corp., Norwalk Theatre Corp., Federal Amusement Corp., Debtors (Case No. SA 00-16475-LR, Chapter Eleven).

63.        An executed copy of the Recapitalization Agreement dated as of May 4, 2001 by and among OCM Principal Opportunities Fund II, L.P., The Anschutz Corporation, the Edwards Shareholders party thereto and the Edwards entities party thereto.

64.        The stock records and minutes of proceedings of the board of directors of Edwards as certified by the Secretary of Edwards as being complete, accurate and in effect.

65.        Executed copy of the Stock Purchase Agreement dated as of November 28, 2002 by and between REH and RCI.

66.        The stock records and minutes of proceedings of the board of directors of RCMC as certified by the Secretary of RCMC as being complete, accurate and in effect.

67.        Executed copy of the Stock Purchase Agreement dated as of March 27, 2003 (the “Hoyts Stock Purchase Agreement”) by and between REG and RCI.

68.        A copy of stock certificate number 4 issued by Hoyts to RCI representing 100 shares of common stock of Hoyts, as certified by the Secretary of Hoyts as being complete, accurate and in effect.

69.        Certain resolutions of the board of directors of RCI adopted by unanimous written consent on March 27, 2003, relating, among other things, to authorization and approval of the Hoyts Stock Purchase Agreement as certified by the Secretary of RCC as being complete, accurate and in effect.

SCHEDULE 2

[to be updated]

Foreign Jurisdictions in which
qualified to do
Entity		business and in good standing (date
of certificate)

Delaware Subsidiaries

1.	Edwards Theatres, Inc.	California (March 3, 2008)
California Franchise Tax Board (March [ ], 2008)
Idaho(March 3, 2008)
Texas/Secretary of State (March 3, 2008)
Texas/Comptroller (March 3, 2008)
2.	Hoyts Cinemas Corporation	Connecticut (March 3, 2008)
Maine (March 3, 2008)
Massachusetts(February 29, 2008)
New Hampshire(March 3, 2008)
New York (February 29, 2008)
Pennsylvania (March 4 2008)
Rhode Island (March 4, 2008)
Vermont (March [ ], 2008)
Virginia (March 4, 2008)
West Virginia (March 8, 2008)
3.	Regal Cinemas Corporation	None
4.	Regal Entertainment Group	Colorado (March 4, 2008)
Tennessee (March 5 2008)
5.	Regal Entertainment Holdings, Inc.	Colorado(March 3, 2008)
6.	United Artists Theatre Company	None

Maryland Subsidiaries

1.	Frederick Plaza Cinema, Inc.	None
2.	United Artists Theatre Circuit, Inc.	Arizona (March 3, 2008)
Arkansas (March 3, 2008)
California(March 3, 2008)
California Franchise Tax Board
(March [ ], 2008)
Colorado (March 3, 2008)
Connecticut (March3, 2008)6)
Florida (March 3, 2008)
Georgia (March 3, 2008)
Louisiana(March 3, 2008)
Michigan (March 3, 2008)
Minnesota (March 3, 2008)
Nevada (March 3, 2008)
New Jersey(March 3, 2008)
New Mexico (March [ ], 2008)
New York (February 29, 2008)
North Carolina (March 3, 2008)
Oklahoma (March 3, 2008)
Pennsylvania (March 4, 2008)

South Carolina (March [ ], 2008)
Texas/Secretary of State (March 3,
2008)
Texas/Comptroller (March 3, 2008)
Virginia (March 4, 2008)

Tennessee Subsidiaries

1.	Regal Cinemas, Inc.	Alabama (March 3, 2008)
Alaska (March 3, 2008)
California/Secretary of State (March 3, 2008)
California/Franchise Tax Board (March [ ],
2008)
Connecticut (March 3, 2008)
Delaware(March 3, 2008)
Florida (March 3, 2008)
Georgia (March 3, 2008)
Hawaii (March 3, 2008)
Idaho (March 3, 2008)
Illinois (March 3, 2008)
Indiana (March 3, 2008)
Kentucky (March 3, 2008)
Louisiana (March 3, 2008)
Maryland (March 3, 2008)
Massachusetts (February 29, 2008)
Michigan (March 3, 2008)
Minnesota (March 3, 2008)
Nevada (March 3, 2008)
New Jersey (March 3, 2008)
New York (February 29, 2008)
North Carolina (March 3, 2008)
Ohio (March 3, 2008)
Oklahoma (March 3, 2008)
Oregon (March 3, 2008)
Pennsylvania (March 4,2008)
South Carolina (March [ ], 2008)
Tennessee (March 4, 2008)
Texas/Secretary of State (March 3, 2008)
Texas/Comptroller (March 3, 2008)
Virginia (March 4, 2008)
Washington (March [ ], 2008)
West Virginia (March 3, 2008)
Wisconsin (March 3, 2008)

Virginia Subsidiaries

1.	Regal CineMedia Corporation	California/Secretary of State (March 3, 2008)
California/Franchise Tax Board (March [ ],
2008)
Colorado (March [ ], 2008)
Florida (March 3, 2008)
Georgia (March 3, 2008)
Illinois (March 3, 2008)
Kentucky (March 3, 2008)
Maryland (March 3, 2008)
Massachusetts (February 29, 2008)

Michigan (March 3, 2008)
Minnesota (March 3, 2008)
Missouri (March 3, 2008)
New Jersey (March 3, 2008)
New York (February 29, 2008)
Ohio (March 3, 2008)
Oregon (March 3, 2008)
Pennsylvania (March 4 2008)
Tennessee (March 4, 2008)
Texas/Secretary of State (March 3, 2008)
Texas/Comptroller (March [ ], 2008)
Washington (March [ ], 2008)

SCHEDULE 3

Orders, Judgments and Decrees

Stipulation and Order of Dismissal (August 17, 2006), granted by the Court of Chancery of the State of Delaware on August 17, 2006 in connection with Regal Entertainment Group v. Amaranth LLC, individually and as representative of a class of all Noteholders under the Indenture, Case Number 1226-N.

Agreements and Contracts

1.                             Amended and Restated Guarantee and Collateral Agreement, dated as of May 10, 2004, among RCC, each of the Guarantors party thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Sole Lead Arranger and Administrative Agent

2.                             Fifth Amended and Restated Credit Agreement, dated as of October 27, 2006, among RCC, the several lenders from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent and Credit Suisse Securities (USA) LLC, as Sole Lead Arranger and Sole Book Runner.

3.                             Indenture, dated as of January 29, 2002, by and among RCC, as Issuer, the Guarantors party thereto and U.S. Trust National Association, as Trustee.

4.                             First Supplemental Indenture, dated as of April 17, 2002, by and among RCC, as Issuer, the Guarantors party thereto and U.S. Trust National Association, as Trustee.

5.                             Second Supplemental Indenture, dated as of April 17, 2002, among RCC, as Issuer, Edwards, Florence Theatre Corporation, Morgan Edwards Theatre Corporation, United Cinema Corporation, as Guaranteeing Subsidiaries and U.S. Bank National Association, as Trustee.

6.                             Third Supplemental Indenture, dated as of November 28, 2002 by and among RCC, as Issuer, RCMC, as Guaranteeing Subsidiary and U.S. Bank National Association, as Trustee.

7.                             Fourth Supplemental Indenture, dated as of March 27, 2003, among RCC, as Issuer, Hoyts, Interstate Theatres Corporation, Frederick, as Guaranteeing Subsidiaries and U.S. Bank National Association, as Trustee.

8.                             Fifth Supplemental Indenture, dated as of June 6, 2003, among RCC, as Issuer, CineMedia Software, Inc. and United Artists Theatre Group, as Guaranteeing Subsidiaries and U.S. Bank National Association, as Trustee.

9.                             Sixth Supplemental Indenture, dated as of April 27, 2004, by and among RCC, each of the Guarantors party thereto, and U.S. Bank National Association, as Trustee.

10.                           Amendment to Leveraged Lease Facility and Second Supplemental Indenture, dated as of March 7, 2001, among UATCI, Wilmington Trust Company, William J. Wade, Theatre Investors, Inc., Northway Associates Limited Partnership, State Street Bank and Trust Company, Susan Keller, certain beneficial certificateholder affiliates of American Express Financial Corporation and MacKay Shields LLC.

11.                           Trust Indenture and Security Agreement, dated as of December 13, 1995, between Wilmington Trust Company, William J. Wade and Fleet National Bank of Connecticut and Alan B. Coffey.

12.                           Pass Through Certificates, Series 1995-A Registration Rights Agreement, dated as of December 13, 1995, among UATCI, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

13.                           Participation Agreement, dated as of December 13, 1995, among UATCI, Wilmington Trust Company, William J. Wade, Theatre Investors, Inc., Northway Mall Associates, LLC, Wilmington Trust Company, William J. Wade, Fleet National Bank of Connecticut and Alan B. Coffey.

14.                           Pass Through Trust Agreement, dated as of December 13, 1995, between UATCI and Fleet National Bank of Connecticut.

15.                           Lease Agreement, dated as of December 13, 1995, between Wilmington Trust Company and William J. Wade and UATCI.

16.                           Indenture, dated as of May 28, 2003, among the Company, as Issuer, and U.S. Bank National Association, as Trustee.

17.                           Regal Entertainment Group Amended and Restated Stockholders’ Agreement dated May 14, 2002.

18.                           2002 Regal Entertainment Group Stock Incentive Plan, as amended by Amendment to 2002 Stock Incentive.

19.                           Form of Stock Option Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.

20.                           Form of Restricted Stock Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.

21.                           Form of Performance Share Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.

22.                           Employment Agreement, dated May 3, 2002, between the Company and Michael L. Campbell.

23.                           Employment Agreement, dated May 3, 2002, between the Company and Amy E. Miles.

24.                           Employment Agreement, dated May 3, 2002, between the Company and Gregory W. Dunn.

25.                           Lease Agreement, dated as of October 1, 1988, between United Artists Properties I Corp. and UATCI.

26.                           Indemnity Agreement, dated as of July 9, 2004, by and between the Company and Lewis W. Coleman.

27.                           Indemnity Agreement, dated as of July 12, 2004, by and between the Company and Michael J. Dolan.

28.                           Summary of Director Compensation Arrangements.

29.                           Summary of Annual Executive Incentive Program.

30.                           Contribution and Unit Holders Agreement, dated as of March 29, 2005, among RCMC, National Cinema Network, Inc. and National CineMedia, LLC.

31.                           Regal Cinemas, Inc. Severance Plan for Equity Compensation.

32.                           Form of Director Indemnification Agreement.

33.                           Third Amended and Restated Limited Liability Company Operating Agreement, dated as of February 13, 2007, by and among American Multi-Cinema, Inc., CineMark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc.

34.                           Exhibitor Services Agreement, dated as of February 13, 2007, by and between National CineMedia, LLC and RCI.

Exhibit A-2

March [10], 2008

Credit Suisse Securities (USA) LLC

Lehman Brothers Inc.

    c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue

New York, New York 10010-3629

                Re:          Regal Entertainment Group

Ladies and Gentlemen:

This firm has acted as counsel to Regal Entertainment Group, a Delaware corporation (the “Company”), in connection with the sale of $[210,000,000] in aggregate principal amount of the Company’s [    ]% Convertible Senior Notes due 2011 (the “Offered Securities”) pursuant to the terms of the Purchase Agreement, dated March [5], 2008 (the “Agreement”), among the Company and you (the “Initial Purchasers”).  This letter is furnished to you pursuant to the requirements set forth in Section 7(c) of the Agreement in connection with the closing thereunder on the date hereof.

During the course of our professional engagement, we reviewed the documents listed on Schedule A hereto (including the documents incorporated by reference therein, the “General Disclosure Package”) and the Offering Circular, dated March [5], 2008 (including the documents incorporated by reference therein, the “Offering Circular”), and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with the Initial Purchasers and representatives of the Initial Purchasers at which the contents of the General Disclosure Package, the Offering Circular and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the General Disclosure Package or the Offering Circular, and we have not undertaken any obligation to verify independently any of those factual matters.  Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the General Disclosure Package or the Offering Circular, except as set forth in paragraphs (p) and (q) of our opinion dated the date hereof. Moreover, many of the disclosures in the General Disclosure Package and the Offering Circular involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i)            the Offering Circular as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           the General Disclosure Package, as of [    :    ] [A.M./P.M.] (New York City time) on March [5], 2008, (which you have informed us is a time prior to the time of the first sale of the Offered Securities by any Initial Purchaser), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)          there are any legal or governmental proceedings pending or threatened against the Company that would be required to be disclosed in the General Disclosure Package or the Offering Circular

if they were prospectuses filed under the Securities Act of 1933, as amended (the “Securities Act”), other than those disclosed therein; or

(iv)          there are any contracts or documents of a character that would be required to be described in the General Disclosure Package or the Offering Circular if they were prospectuses filed under the Securities Act that are not described or referred to therein;

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company contained or incorporated by reference in or omitted from the General Disclosure Package or the Offering Circular.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.  This letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours,

HOGAN & HARTSON L.L.P.

Schedule A

1.     Preliminary Offering Circular, dated March 4, 2008.

2.     Final Term Sheet, dated March 5 2008.

Exhibit B

FORM OF OPINION OF PETER BRANDOW

Regal Entertainment Group

7132 Regal Lane

Knoxville, Tennessee 37918

March [10], 2008

Credit Suisse Securities (USA) LLC

Lehman Brothers Inc.

    c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue

New York, New York 10010-3629

                Re:          Regal Entertainment Group

Ladies and Gentlemen:

I am the General Counsel to Regal Entertainment Group, a Delaware corporation (the “Company”), in connection with the sale of $[210,000,000] in aggregate principal amount of the Company’s [    ]% Convertible Senior Notes due 2011 (the “Offered Securities”) pursuant to the terms of the Purchase Agreement, dated March [5], 2008 (the “Agreement”), among the Company and you (the “Initial Purchasers”).  This letter is furnished to you pursuant to the requirements set forth in Section 7(d) of the Agreement in connection with the closing thereunder on the date hereof (the “Closing Date”).

In so acting, I have examined copies of the documents listed on Schedule A hereto (including the documents incorporated by reference therein, the “General Disclosure Package”) and the Offering Circular, dated March [5], 2008 (including the documents incorporated by reference therein, the “Offering Circular”).  I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the views hereinafter set forth.

I have participated in conferences with the officers, directors and other representatives of the Company and representatives of the independent public accountants and counsel for the Company, the Initial Purchasers and counsel for the Initial Purchasers, in connection with the preparation of the General Disclosure Package and the Offering Circular and although I have not independently verified and am not passing upon and assume no responsibility for the accuracy, completeness, or fairness of the statements contained in the General Disclosure Package and the Offering Circular, no facts have come to my attention which lead me to believe (i) that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report (as defined in the Agreement), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) that the General Disclosure Package, as of [    :    ] [A.M./P.M.] (New York City time) on March [5], 2008, (which you have informed me is a time prior to the time of the first sale of the Offered Securities by any Initial Purchaser), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no view with respect to the financial statements and related notes, and the other financial and accounting data included in the General Disclosure Package, the Offering Circular or the Exchange Act Reports).

The views expressed herein are rendered solely for your benefit in connection with the transactions described herein and are valid only with respect to the date hereof, and I assume no obligation to advise you of facts, circumstances, events or developments which may be brought to my attention after the date hereof and which may alter, affect or modify the views expressed herein.  This letter may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to, without my prior written consent.

Very truly yours,

Peter B. Brandow
Executive Vice President,
General Counsel and Secretary

Schedule A

3.               Preliminary Offering Circular, dated March 4, 2008.

4.               Final Term Sheet, dated March 5, 2008.

Exhibit C

BASS, BERRY & SIMS
PLC
Attorneys at Law

A PROFESSIONAL LIMITED LIABILITY COMPANY

AmSouth Center
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-3001
(615) 742-6200

March [10], 2008

Credit Suisse Securities (USA) LLC

Lehman Brothers Inc.

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY  10010

Ladies and Gentlemen:

We have acted as special counsel to Regal Cinemas, Inc., a Tennessee corporation (the “Company”) in connection with the Purchase Agreement (the “Purchase Agreement”), dated March [5], 2008, between you (the “Initial Purchasers”) and Regal Entertainment Group, a Delaware corporation (“Regal”), relating to the sale by Regal to you of $                             principal amount of its             % Convertible Senior Notes due 2011 (the “Notes”).

Capitalized terms defined in the Purchase Agreement and used (but not otherwise defined herein) are used herein as so defined.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Regal and of the Company and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. For purposes of the opinions on the good standing of the Company, we have relied solely upon a good standing certificate of recent date, which we believe we and you are justified in relying upon.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to various issue of fact, we have relied upon certificates or comparable documents of officers and representatives of Regal and the Company and upon the representations and warranties of Regal set forth in the Purchase Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as described in the Preliminary Offering Circular and Final Offering Circular, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified in Schedule 1 hereto.

The opinions expressed herein are limited to the corporate laws of the State of Tennessee, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein and are valid only with respect to the date hereof, and we assume no obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the date hereof and which may alter, affect or modify those opinions.  Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to, without our prior written consent.

Very truly yours,

2

SCHEDULE 1

Alabama
[Alaska]
California
Connecticut
Delaware
Florida
[Georgia]
Hawaii
Idaho
Illinois
Indiana
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
[Missouri]
Nevada
New Jersey
New York
North Carolina
Ohio
Oklahoma
Oregon
[Pennsylvania]
[Rhode Island]
[South Carolina]
Texas
Virginia
[Washington]
[West Virginia]
Wisconsin

[to be updated upon receipt of good standing certificates]

Exhibit D

FINAL PRICING SHEET

The Issuer	Regal Entertainment Group.

Securities Offered	6.25% Convertible Senior Notes due 2011.

Ticker	RGC (NYSE).

Aggregate Principal Amount Offered	$190,000,000.

Option to Purchase Additional Securities	$20,000,000.

Form of Registration	144A with no registration rights.

Maturity Date	March 15, 2011.

Interest	6.25% per annum, accruing from the settlement date.

Interest Payment Dates	Each March 15 and September 15, beginning on September 15, 2008.

Price to Public	100%

NYSE Closing Price on March 4, 2008	$19.52 per share.

Conversion Premium	18% above NYSE closing price on March 4, 2008.

Initial Conversion Price	$23.03 per share of Class A common stock, subject to adjustment.

Conversion Trigger Price	$29.94, subject to adjustment.

Initial Conversion Rate	Approximately 43.4148 shares of Class A common stock per $1,000 principal amount of notes, subject to adjustment.

Trade Date	March 5, 2008.

Settlement Date	March 10, 2008.

CUSIP (144A)	758766 AC3.

Managers	Credit Suisse Securities (USA) LLC (Sole book-runner) Lehman Brothers Inc.

Total Net Proceeds/Use of Proceeds:

The net proceeds from the offering, after deducting estimated fees and expenses and initial purchasers’ discounts, will be approximately $184.2 million ($203.7 million if the initial purchasers exercise their option to purchase additional notes in full). The issuer intends to use approximately $6.3 million of the net proceeds (or approximately $6.9 million if the initial purchasers exercise their option to purchase additional notes in full) to pay the net cost of the convertible note hedge and warrant transactions. The issuer intends to use the remaining net proceeds for general corporate purposes, which may include the repurchase of all or a portion of the issuer’s outstanding 3¾% Convertible Senior Notes due 2008.

Convertible Note Hedge and Warrant	In connection with this offering, the issuer has entered into convertible note hedge and warrant transactions that will cover,

Transactions

subject to anti-dilution adjustments, approximately 8,248,812 shares, or 9,117,108 shares as adjusted for the exercise of the over-allotment option, of the issuer’s Class A common stock. The convertible note hedge and warrant transactions will not effect the terms of the notes and the net economic effect of such transactions from the issuer’s perspective will generally be the equivalent of raising the conversion premium.

Adjustment to Conversion Rate upon a Fundamental Change	The following table sets forth the share price and the number of additional shares by which the conversion rate shall be increased in the event of a fundamental change:

Share Price
Effective Date	$19.52	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00	$26.00	$27.00	$28.00	$29.00	$30.00
March 10, 2008	7.81	7.02	5.56	4.35	3.35	2.52	1.85	1.30	0.86	0.52	0.25	0.07
March 15, 2009	7.81	7.02	5.45	4.17	3.12	2.28	1.61	1.08	0.67	0.36	0.14	0.01
March 15, 2010	7.81	6.58	4.84	3.45	2.37	1.55	0.94	0.51	0.22	0.04	0.00	0.00
March 15, 2011	7.81	6.52	4.14	1.99	0.14	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact share price and effective date may not be set forth on the table, in which case:

•                  if the share price is between two share prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share prices and the two effective dates, as applicable, based on a 365-day year;

•                  if the share price is in excess of $30.00 per share, subject to adjustment, the issuer will not increase the conversion rate of the notes; and

•                  if the share price is less than $19.52 share, subject to adjustment, the issuer will not increase the conversion rate of the notes.

Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of a note exceed 51.2295 per $1,000 principal amount of notes (equivalent to a conversion price of $19.52), subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rate Adjustments” in the Offering Circular.

Capitalization

The following table shows Regal’s cash and cash equivalents and capitalization as of December 27, 2007 on an as adjusted basis.  The as adjusted presentation reflects the issuance of $190.0 million principal amount of notes and the approximately $6.3 million net cost of the convertible note hedge and warrant transactions.  The table does not take into account any repurchases of Regal’s 3¾% Senior Convertible Notes due 2008 that Regal may make from the proceeds of the offering or otherwise.  This table should be read in conjunction with the section entitled “Use of Proceeds” and Regal’s consolidated financial statements and related notes, incorporated by reference in the Offering Circular

As of December 27, 2007
As Adjusted (1)
(in millions)
Cash and cash equivalents	$613.1
Total debt:
Revolving credit facilities	—
Term credit facilities	1,683.0
3 3/4% Convertible Senior Notes due 2008	123.7
6 1/4% Convertible Senior Notes due 2011 offered hereby	190.0
9 3/8% Senior Subordinated Notes due 2012	51.5
Lease financing arrangements	85.8
Other	21.5

Total debt	2,155.5
Stockholders’ equity:
Class A common stock	0.1
Class B common stock	—
Additional paid in capital (deficit) (2)	(161.9)
Retained earnings	42.6
Accumulated other comprehensive loss, net	(1.6)
Total stockholders’ deficit	(120.8)
Total capitalization	$2,034.7

(1)                                  Does not include amounts, if any, received from the exercise of the initial purchasers’ option to purchase up to an additional $20.0 million aggregate principal amount of notes.

(2)                                  Reflects a charge related to the net cost of the convertible note hedge and warrant transactions of approximately $1.5M (net of a $4.8 million tax benefit of the note hedge transaction).